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                                                                   EXHIBIT 10.22

                              ELEMENT K PRESS LLC
                                 ELEMENT K LLC
                            500 CANAL VIEW BOULEVARD
                           ROCHESTER, NEW YORK  14623


May 5, 2000

Dear Sir or Madam:

This letter agreement sets forth the general terms of our agreement relating to a termination of your employment with Element K Press LLC (together with its successors, " Element K Press") and Element K LLC (together with its successors, "Element K"; each of Element K Press and Element K, a "Company" and collectively, the "Companies"). The terms set forth in this letter agreement are in addition to those terms contained in Section 5.2 of the Limited Liability Company Agreement of each of Element K Press and Element K.

Terms of Separation

In the event your employment is terminated for Cause or by you other than for Good Reason, your salary will cease to be payable. In the event your employment is terminated other than for Cause or by you for Good Reason, or in the event of your death or disability, you will receive a lump sum amount equal to your full base salary for one year, payable in 30 days of your termination.

Cause/Good Reason

For purposes hereof, "Cause" shall mean a finding in good faith by the board of directors of Element K Holdings LLC or Element K Press Holdings LLC that you




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Mr Howard Cohen
May 5, 2000
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have (a) materially failed, neglected or refused to perform your duties
(including as a result of alcohol or drug abuse), (b) committed any willful, intentional or grossly negligent act having the effect of materially injuring the interests, business, prospects or reputation of either of the Companies or any of their affiliates or divisions, (c) engaged in any willful misconduct in respect of you duties or obligations, (d) violated or failed to comply in any material respect with the Companies' published rules, regulations or policies, as in effect from time to time, (e) committed a felony or misdemeanor involving moral turpitude, fraud, theft or dishonesty (including entry of a nolo contendere plea), (f) misappropriated or embezzled any property of either the Company or its affiliates (whether or not a misdemeanor or a felony), and (g) breached this agreement or any option agreement to which you are a party; provided, in the case of clause (a), (d) or (g) above, that you shall have been given notice of such Cause and failed within 20 days of such notice to have substantially rectified or corrected the same.

For purposes hereof, "Good Reason" shall mean, in the absence of your consent,
(a) any material reduction in duties or responsibilities or any adverse change in titles, (b) any requirement that you be based in an office more than 30 miles from the Companies' current headquarters, (c) any reduction in base salary, target bonus or vacation time, as the same may be increased from time to time, or (d) any breach of this agreement by the Companies which shall not have been substantially rectified or corrected within 20 days of notice hereof.

Enforcement

In the event of litigation between you on the one hand and either the Company or any Company affiliate on the other hand regarding the terms of this agreement, the prevailing party shall be entitled to receive an amount equal to its reasonable out-of-pocket legal fees and expenses in respect thereof.

Amendment

This agreement may only be amended by written agreement of the parties hereto.


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Mr. Howard Cohen
May 5, 2000
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                                                     ELEMENT K PRESS LLC

                                                     By:
                                                         ------------------------------
                                                     Name: Bruce Barnes
                                                     Title: Chief Executive Officer

                                                     ELEMENT K LLC

                                                     By:
                                                        -------------------------------
                                                     Name: Bruce Barnes
                                                     Title: Chief Executive Officer

Accepted and Agreed to by:



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